Exhibit 99.1

For Immediate Release

Contacts:

Ami Knoefler	Jean Suzuki
Corporate and Investor Relations	Investor Relations
(650) 454-2331	(650) 454-2648
ami.knoefler@pdl.com	jean.suzuki@pdl.com

PDL BIOPHARMA ANNOUNCES THIRD QUARTER 2007 FINANCIAL RESULTS

Redwood City, Calif., Nov. 8, 2007 — PDL BioPharma, Inc. (PDL) (Nasdaq: PDLI) today reported financial results for the quarter ended September 30, 2007.

•

Total revenues for the third quarter of 2007 were $110.1 million compared to $111.4 million for the third quarter of 2006. Royalties and net product sales for the third quarter of 2007 increased 30 percent and 19 percent, respectively, from the prior year period, which was offset by a 78 percent decrease in license, collaboration and other revenue from the third quarter of 2006 to the same period in 2007.

•

GAAP net loss for the third quarter of 2007 was $6.1 million, or $0.05 per basic and diluted share, compared to a GAAP net loss of $6.7 million, or $0.06 per basic and diluted share, for the third quarter of 2006.

•

Non-GAAP net income for the third quarter of 2007 was $19.3 million compared to $26.5 million for the same period in 2006. Non-GAAP net income per diluted share was $0.16 in the third quarter of 2007 compared to $0.23 for the comparable 2006 period.

•

Cash used in operating activities was $4.2 million for the three months ended September 30, 2007, a decrease from cash provided by operating activities of $33.2 million in the prior year period. Cash provided by operating activities was $41.7 million for the nine months ended September 30, 2007 compared to $76.3 million for the nine months ended September 30, 2006.

•	Cash, cash equivalents, marketable securities and restricted cash totaled approximately $409.5 million at September 30, 2007 compared to $426.3 million at December 31, 2006.

“We reported a solid third quarter as a result of continued year-over-year revenue growth from our royalties and commercial products,” said Pat Gage, Ph.D., interim chief executive officer, PDL. “We continue to advance our development programs in oncology and select immunological diseases and support our commercial efforts, while we actively pursue the sale of the entire company or of our key assets in connection with the strategic decisions made this past quarter.”

Revenues

Total revenues consist of product sales, royalties and license, collaboration and other revenues.

•

For the third quarter of 2007, net product sales increased 19 percent to $48.8 million from the prior year period, which totaled $41.1 million. Net sales by product for the third quarter of 2007 compared to the same period in 2006 are summarized below (dollars in millions):

	Three Months Ended September 30,		% Change
	2007	2006
Cardene®	$37.0	$28.7	29%
IV Busulfex®	7.0	5.2	35%
Retavase®	4.9	7.2	-32%

Total marketed products	$48.8	$41.1	19%

•

Royalty revenues for the third quarter of 2007 increased 30 percent to $55.1 million from $42.5 million in the same period in 2006 due primarily to growth in royalty-bearing net sales reported by Genentech, Inc., one of PDL’s licensees. Royalty revenues during the third quarter of 2007 reflect royalties PDL received based on worldwide licensee net sales during the second quarter of 2007 of eight antibody products licensed under PDL’s antibody humanization patents.

•

License, collaboration and other revenues for the third quarter of 2007 decreased to $6.1 million from $27.8 million for the third quarter of 2006. This decrease was primarily a result of the recognition in the third quarter of 2006 of $18.8 million in deferred revenue that the company would have recognized over the course of several years were it not for the discontinuation of the company’s co-development collaboration with Roche for daclizumab in asthma during 2006.

Costs and Expenses

For the third quarter of 2007, total costs and expenses were $118.1 million, compared with $119.3 million in the third quarter of 2006. On a non-GAAP basis, total costs and expenses for the third quarter were $90.8 million compared to $84.9 million for the same period in the prior year.

•

Cost of product sales was $16.8 million for the third quarter of 2007, a decrease from $17.4 million in 2006. Amortization of product rights, which is a component of GAAP cost of product sales, decreased $2.3 million in the third quarter of 2007 as compared to the prior year period due to an asset impairment charge incurred on the company’s Retavase product in the fourth quarter of 2006. Non-GAAP cost of product sales, which excludes amortization of product rights, increased to $8.4 million for the third quarter of 2007 from $6.8 million in the comparable 2006 period due primarily to the increase in net product sales.

•

Research and development expenses decreased to $56.3 million for the third quarter of 2007 from $67.5 million for the comparable 2006 period. Research and development expenses in the third quarter of 2006 included a $5.6 million charge incurred in connection with the company’s acquisition in September 2006 of certain Cardene-related rights from Roche. On a non-GAAP basis, research and development expenses for the third quarter of 2007 were $46.9 million, a decrease from the $51.7 million reported in the same period in the prior year. This spending covers the company’s ongoing support of its product development programs, including preclinical research, drug discovery, process development and manufacturing activities. The decrease in research and development expenses in the third quarter of 2007 as compared to the comparable prior year period was attributable primarily to reduced spending for the company’s Nuvion®, daclizumab and ularitide development programs, partially offset by increased spending for the HuLuc63 and PDL192 programs. A detailed breakdown of program-specific costs will be available in the company’s Form 10-Q for the quarterly period ended September 30, 2007.

•

For the third quarter of 2007, selling and marketing expenses were $20.2 million, compared with $15.7 million for the prior year comparable period. Non-GAAP selling and marketing expenses increased to $18.7 million in the third quarter of 2007 as compared to $14.2 million in the prior year comparable period. These increases were primarily due to higher personnel-related costs, principally as a result of an increase in the number of field sales professionals, and an increase in marketing-related expenses as compared to 2006.

•

General and administrative expenses in the third quarter of 2007 were $19.7 million compared to $14.4 million in the prior year comparable period. Non-GAAP general and administrative expenses increased to $16.8 million in the third quarter of 2007 from $12.2 million in the same period of 2006. These increases were primarily attributable to higher consulting fees and legal fees.

During the third quarter, the company incurred restructuring charges of $4.5 million, of which $3.3 million was related to severance payments and other employee-related costs associated with the company’s recent workforce reduction of 104 positions at the company’s manufacturing facility. The remaining $1.2 million in restructuring charges were charges related to the company’s vacating two leased buildings at its prior headquarters during the third quarter.

Pipeline Developments

•

In August, PDL and its co-development partner, Biogen Idec, initiated two phase 2, open-label trials of volociximab in patients with ovarian cancer. The first trial is testing volociximab as a third-line treatment. The second trial is testing volociximab in combination with doxorubicin as a second-line treatment. Initial data from the trials may emerge during 2008.

•

In August, PDL announced its termination of the Nuvion (visilizumab) phase 3 development program in intravenous steroid-refractory ulcerative colitis (IVSR-UC) due to insufficient efficacy and an inferior safety profile in the Nuvion arm compared to IV steroids alone. The termination followed a routine Data Monitoring Committee evaluation of data from the RESTORE 1 study and recommendation that PDL terminate the RESTORE 1 study. The company is winding down the ongoing trials of Nuvion in patients with IVSR-UC.

•

In September, PDL initiated a phase 2, randomized, double-blind, placebo-controlled, dose-ranging trial of Cardene in pediatric patients with hypertension. This trial is being conducted in support of a potential pediatric extension for Cardene upon its patent expiration in 2009.

•

In October, PDL and its co-development partner, Biogen Idec, presented positive phase 2 data for daclizumab in patients with relapsing multiple sclerosis (CHOICE trial) at the ECTRIMS meeting in Prague, Czech Republic. The results showed that patients who received daclizumab 2 mg/kg subcutaneously every two weeks in addition to interferon beta therapy showed a statistically significant 72% reduction in the number of new or enlarged gadolinium-enhancing lesions at week 24, compared to patients on interferon beta therapy alone.

Strategic Developments

During the third quarter, PDL announced that, as a result of the company’s ongoing evaluation of strategic alternatives, its board of directors has decided to actively seek offers for the sale of the company as a whole or of its key assets. This process is in addition to the company’s previously announced plan to sell its commercial assets, including its Cardene, Retavase and IV Busulfex products, as well as the ularitide development-stage cardiovascular product. As a result, the company has suspended its 2007 guidance. The goal of maximizing stockholder value will drive any decisions the company makes regarding specific deal structures or transactions. PDL does not intend to disclose further information regarding the status of its strategic transaction efforts until it enters into a definitive agreement with respect to a strategic transaction, or until the process otherwise has been completed.

Additional developments during the quarter include the election of Karen A. Dawes as chairperson of the board and the appointment of L. Patrick Gage, Ph.D., as interim chief executive officer.

Non-GAAP Financial Information

The non-GAAP financial measures in this press release exclude depreciation of property and equipment, stock-based compensation expense, amortization of intangible assets, asset impairment charges, restructuring charges, interest income and other, net, interest expense, income taxes and certain other items that would otherwise be included if measured in accordance with generally accepted accounting principles (GAAP). PDL believes that the non-GAAP financial measures presented in this press release are useful for investors because these measures provide added insight into PDL’s performance by focusing on results generated by its ongoing operations. In addition, PDL uses these non-GAAP financial measures when assessing the performance of its ongoing operations, in making resource allocation decisions and for planning and forecasting. PDL also considers these non-GAAP results in awarding bonus and other incentive compensation to its employees, including management. The non-GAAP financial measures should be considered as a supplement to, not as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. A description of the non-GAAP financial measures for the periods presented and a reconciliation of this information to the GAAP financial measures are included in the attached financial tables.

Forward-looking Statements

This press release contains forward-looking statements which involve risks and uncertainties and PDL’s actual results may differ materially from those, express or implied, in the forward-looking statements. Factors that may cause PDL’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release include the actual outcome of PDL’s development efforts and the timing of clinical events, as well as those discussed in PDL’s filings with the Securities and Exchange Commission (SEC), including the “Risk Factors” sections of its annual and quarterly reports filed with the SEC. Copies of PDL’s filings with the SEC may be obtained at the “Investors” section of PDL’s website at http://www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

About PDL BioPharma

PDL BioPharma, Inc. is a biopharmaceutical company focused on the discovery and development of novel antibodies in oncology and select immunological diseases. For more information, please visit www.pdl.com.

NOTE: PDL BioPharma and the PDL BioPharma logo are considered trademarks and Cardene, Busulfex and Nuvion are registered U.S. trademarks of PDL BioPharma, Inc.; PDL BioPharma, Inc. has a license from Centocor, Inc. to use the trademark Retavase, which is a registered U.S. trademark.

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PDL BIOPHARMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
REVENUES:
Product sales, net	$48,813	$41,064	$146,902	$117,650
Royalties	55,135	42,533	183,572	140,524
License, collaboration and other	6,121	27,795	25,597	48,754

Total revenues	110,069	111,392	356,071	306,928
COSTS AND EXPENSES:
Cost of product sales	16,801	17,433	60,348	61,874
Research and development	56,285	67,514	177,414	186,046
Selling and marketing	20,162	15,652	60,505	48,632
General and administrative	19,732	14,386	54,563	44,752
Restructuring charges	4,545	—	6,131	—
Other acquisition-related charges	243	2,615	1,881	5,910
Asset impairment charges	315	1,656	315	2,556

Total costs and expenses	118,083	119,256	361,157	349,770

Operating loss	(8,014)	(7,864)	(5,086)	(42,842)
Interest income and other, net	5,378	5,042	15,341	12,436
Interest expense	(3,284)	(3,693)	(10,268)	(9,465)

Loss before income taxes	(5,920)	(6,515)	(13)	(39,871)
Income tax expense	185	208	774	441

Net loss	$(6,105)	$(6,723)	$(787)	$(40,312)

NET LOSS PER SHARE:
Basic and diluted	$(0.05)	$(0.06)	$(0.01)	$(0.36)

Weighted average shares — basic and diluted	116,861	113,868	116,017	113,293

In addition to the consolidated financial statements presented in accordance with GAAP, PDL uses non-GAAP measures of operating performance, which are adjusted from results based on GAAP to exclude depreciation of property and equipment; stock-based compensation expense; amortization of intangible assets; interest income and other, net; interest expense; income taxes and certain other miscellaneous items. PDL believes that the non-GAAP results provide added insight into its performance by focusing on results generated by its ongoing operations. PDL uses the non-GAAP results when assessing the performance of its ongoing operations, in making resource allocation decisions and for planning and forecasting. Additionally, PDL considers these non-GAAP results in awarding bonus and other incentive compensation to its employees, including management. The non-GAAP financial measures should be considered as a supplement to, not as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures.

PDL BIOPHARMA, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
REVENUES:
Product sales, net	$48,813	$41,064	$146,902	$117,650
Royalties	55,135	42,533	183,572	140,524
License, collaboration and other	6,121	27,795	25,597	48,754

Total revenues	110,069	111,392	356,071	306,928
COSTS AND EXPENSES:
Cost of product sales	8,429	6,772	35,233	30,083
Research and development	46,942	51,716	151,945	147,786
Selling and marketing	18,658	14,245	56,293	40,807
General and administrative	16,782	12,155	45,639	38,424

Non-GAAP costs and expenses	90,811	84,888	289,110	257,100

Non-GAAP net income	$19,258	$26,504	$66,961	$49,828

NON-GAAP NET INCOME PER SHARE:
Basic	$0.16	$0.23	$0.58	$0.44

Weighted average shares — basic	116,861	113,868	116,017	113,293

Diluted	$0.16	$0.23	$0.57	$0.42

Weighted average shares — diluted (2)	118,810	116,594	118,064	117,438

(1)	These non-GAAP condensed consolidated statements of operations exclude amortization of intangible assets; depreciation of property and equipment; stock-based compensation expense; interest income and other, net; interest expense; income taxes and certain other miscellaneous items that were not classified in the foregoing categories and are identified below.

During the three and nine months ended September 30, 2007, the miscellaneous excluded items consisted of (a) restructuring charges of $4.5 million and $6.1 million, respectively, related to a reduction in force, primarily at the Company’s manufacturing facility, in the third quarter of 2007, and facilities-related charges, (b) other acquisition-related charges of $243,000 and $1.9 million, respectively, related to the operations of ESP Pharma Holding Company, Inc. prior to the Company’s acquisition of ESP Pharma on March 23, 2005, primarily product returns, as well as returns of Retavase for sales made prior to the Company’s acquisition of the rights to the product from Centocor, Inc. on the same date, and (c) an asset impairment charge of $315,000 for both periods. During the three and nine months ended September 30, 2006, the miscellaneous excluded items consisted of (a) a $5.6 million charge for both periods incurred in connection with the company’s acquisition in September 2006 of certain Cardene-related rights from Roche, (b) $0 and $4.1 million, respectively, in charges for payments to Wyeth in consideration of Wyeth’s consent to the Company’s transfer of the Company’s rights to the off-patent branded products, (c) other acquisition-related charges of $2.6 million and $5.9 million, respectively, and (d) asset impairment charges of $1.7 million and $2.6 million, respectively.

(2)	Diluted weighted average shares on a non-GAAP basis exclude the impact of 12.4 million shares and 10.6 million shares of common stock underlying the convertible notes the Company issued in July 2003 and February 2005, respectively.

PDL BIOPHARMA, INC.

RECONCILIATION OF NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TO GAAP

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30, 2007
		Adjustments
	Non-GAAP Results	Amortization of Intangible Assets	Depreciation of Property and Equipment	Stock-Based Compensation Expenses	Other Excluded Items	GAAP Results As Reported
REVENUES:
Product sales, net	$48,813	$—	$—	$—	$—	$48,813
Royalties	55,135	—	—	—	—	55,135
License, collaboration and other	6,121	—	—	—	—	6,121

Total revenues	110,069	—	—	—	—	110,069
COSTS AND EXPENSES:
Cost of product sales	8,429	8,372	—	—	—	16,801
Research and development	46,942	412	6,139	2,792	—	56,285
Selling and marketing	18,658	—	565	939	—	20,162
General and administrative	16,782	—	1,641	1,309	—	19,732
Restructuring charges	—				4,545	4,545
Other acquisition-related charges	—				243	243
Asset impairment charges	—	—		—	315	315

Costs and expenses	90,811	8,784	8,345	5,040	5,103	118,083

Operating income (loss)	19,258	(8,784)	(8,345)	(5,040)	(5,103)	(8,014)
Interest income and other, net	—	—	—	—	5,378	5,378
Interest expense	—	—	—	—	(3,284)	(3,284)

Income (loss) before income taxes	19,258	(8,784)	(8,345)	(5,040)	(3,009)	(5,920)
Income tax expense	—	—	—	—	185	185

Net income (loss)	$19,258	$(8,784)	$(8,345)	$(5,040)	$(3,194)	$(6,105)

NET INCOME (LOSS) PER SHARE:
Basic	$0.16					$(0.05)

Weighted average shares — basic	116,861					116,861

Diluted	$0.16					$0.13

Weighted average shares — diluted	118,810					116,861

	Three Months Ended September 30, 2006
		Adjustments
	Non-GAAP Results	Amortization of Intangible Assets	Depreciation of Property and Equipment	Stock-Based Compensation Expenses	Other Excluded Items	GAAP Results As Reported
REVENUES:
Product sales, net	$41,064	$—	$—	$—	$—	$41,064
Royalties	42,533	—	—	—	—	42,533
License, collaboration and other	27,795	—	—	—	—	27,795

Total revenues	111,392	—	—	—	—	111,392
COSTS AND EXPENSES:
Cost of product sales	6,772	10,661	—	—	—	17,433
Research and development	51,716	412	6,397	3,368	5,621	67,514
Selling and marketing	14,245	—	452	955		15,652
General and administrative	12,155	—	562	1,669		14,386
Other acquisition-related charges	—	—	—	—	2,615	2,615
Asset impairment charges	—	—	—	—	1,656	1,656

Costs and expenses	84,888	11,073	7,411	5,992	9,892	119,256

Operating income (loss)	26,504	(11,073)	(7,411)	(5,992)	(9,892)	(7,864)
Interest income and other, net	—	—	—	—	5,042	5,042
Interest expense	—	—	—	—	(3,693)	(3,693)

Income (loss) before income taxes	26,504	(11,073)	(7,411)	(5,992)	(8,543)	(6,515)
Income tax expense	—	—	—	—	208	208

Net income (loss)	$26,504	$(11,073)	$(7,411)	$(5,992)	$(8,751)	$(6,723)

NET INCOME (LOSS) PER SHARE:
Basic	$0.23					$(0.06)

Weighted average shares — basic	113,868					113,868

Diluted	$0.23					$(0.06)

Weighted average shares — diluted	116,594					113,868

PDL BIOPHARMA, INC.

RECONCILIATION OF NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TO GAAP

(in thousands, except per share amounts)

(unaudited)

	Nine Months Ended September 30, 2007
		Adjustments
	Non-GAAP Results	Amortization of Intangible Assets	Depreciation of Property and Equipment	Stock-Based Compensation Expenses	Other Excluded Items	GAAP Results As Reported
REVENUES:
Product sales, net	$146,902	$—	$—	$—	$—	$146,902
Royalties	183,572	—	—	—	—	183,572
License, collaboration and other	25,597	—	—	—	—	25,597

Total revenues	356,071	—	—	—	—	356,071
COSTS AND EXPENSES:
Cost of product sales	35,233	25,115	—	—	—	60,348
Research and development	151,945	1,235	16,192	8,042	—	177,414
Selling and marketing	56,293	—	1,516	2,696	—	60,505
General and administrative	45,639	—	5,324	3,600	—	54,563
Restructuring charges	—	—	—	—	6,131	6,131
Other acquisition-related charges	—	—	—	—	1,881	1,881
Asset impairment charges	—	—	—	—	315	315

Costs and expenses	289,110	26,350	23,032	14,338	8,327	361,157

Operating income (loss)	66,961	(26,350)	(23,032)	(14,338)	(8,327)	(5,086)
Interest income and other, net	—	—	—	—	15,341	15,341
Interest expense	—	—	—	—	(10,268)	(10,268)

Income (loss) before income taxes	66,961	(26,350)	(23,032)	(14,338)	(3,254)	(13)
Income tax expense	—	—	—	—	774	774

Net income (loss)	$66,961	$(26,350)	$(23,032)	$(14,338)	$(4,028)	$(787)

NET INCOME (LOSS) PER SHARE:
Basic	$0.58					$(0.01)

Weighted average shares — basic	116,017					116,017

Diluted	$0.57					$(0.01)

Weighted average shares — diluted	118,064					116,017

	Nine Months Ended September 30, 2006
		Adjustments
	Non-GAAP Results	Amortization of Intangible Assets	Depreciation of Property and Equipment	Stock-Based Compensation Expenses	Other Excluded Items	GAAP Results As Reported
REVENUES:
Product sales, net	$117,650	$—	$—	$—	$—	$117,650
Royalties	140,524	—	—	—	—	140,524
License, collaboration and other	48,754	—	—	—	—	48,754

Total revenues	306,928	—	—	—	—	306,928
COSTS AND EXPENSES:
Cost of product sales	30,083	31,791	—	—	—	61,874
Research and development	147,786	1,386	21,209	10,044	5,621	186,046
Selling and marketing	40,807	—	992	2,710	4,123	48,632
General and administrative	38,424	—	1,342	4,986	—	44,752
Other acquisition-related charges	—	—	—	—	5,910	5,910
Asset impairment charges	—	—	—	—	2,556	2,556

Costs and expenses	257,100	33,177	23,543	17,740	18,210	349,770

Operating income (loss)	49,828	(33,177)	(23,543)	(17,740)	(18,210)	(42,842)
Interest income and other, net	—	—	—	—	12,436	12,436
Interest expense	—	—	—	—	(9,465)	(9,465)

Income (loss) before income taxes	49,828	(33,177)	(23,543)	(17,740)	(15,239)	(39,871)
Income tax expense	—	—	—	—	441	441

Net income (loss)	$49,828	$(33,177)	$(23,543)	$(17,740)	$(15,680)	$(40,312)

NET INCOME (LOSS) PER SHARE:
Basic	$0.44					$(0.36)

Weighted average shares — basic	113,293					113,293

Diluted	$0.42					$(0.36)

Weighted average shares — diluted	117,438					113,293

PDL BIOPHARMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in thousands)

(unaudited)

	September 30, 2007	December 31, 2006

Cash, cash equivalents, marketable securities and restricted cash	$409,487	$426,285
Total assets	$1,168,089	$1,141,893
Total stockholders’ equity	$516,554	$467,541

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW DATA

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2007	2006
Net loss	$(787)	$(40,312)
Adjustments to reconcile net loss to net cash provided by operating activities	66,584	78,852
Changes in assets and liabilities	(24,073)	37,776

Net cash provided by operating activities	$41,724	$76,316